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                                                                EXHIBIT 14.(a).1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Annual Report on Form 20-F of Partner Communications Company Ltd. (hereafter "Partner") for the fiscal year ended December 31, 2003, and to the incorporation by reference into the Registration Statement on Form F-3 filed on December 26, 2001 and related prospectus of Partner, of our report dated March 30, 2004, on the financial statements of Partner, which are included in the Form 20-F of Partner.

We also consent to the reference to our firm in Partner's above referenced annual report under the caption "Selected Financial Data".

                                            /s/ Kesselman & Kesselman
                                            ------------------------------------
Tel-Aviv, Israel                            Kesselman & Kesselman
                                            Certified Public Accountants (Isr.)

April 29, 2004